EX 99.23(h)(77)

Amendment
To
Transfer Agency Agreement

This Amendment is made as of this 11th day of October, 2010, by and between JNL Series Trust, a Massachusetts business trust (“Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability company (“JNAM”).

Witnesseth

Whereas, the Trust and JNAM entered into a Transfer Agency Agreement (“Agreement”) dated January 31, 2001.

Whereas, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds (“Funds”) of the Trust and the owners of record thereof.

Whereas, the parties wish to amend Schedule A of the Agreement for the following fund name changes: 1) JNL/AIM Global Real Estate Fund to JNL/Invesco Global Real Estate Fund; 2) JNL/AIM International Growth Fund to JNL/Invesco International Growth Fund; 3) JNL/AIM Large Cap Growth Fund to JNL/Invesco Large Cap Growth Fund; and 4) JNL/AIM Small Cap Growth Fund to JNL/Invesco Small Cap Growth Fund.

Whereas, effective October 11, 2010, Credit Suisse Asset Management, LLC will be replaced with Goldman Sachs Asset Management, L.P. as Investment Sub-Adviser for the JNL/Credit Suisse Long/Short Fund (which will be subsequently renamed the JNL/Goldman Sachs U.S. Equity Flex Fund); and effective October 11, 2010, Credit Suisse Asset Management, LLC will be replaced with BlackRock Investment Management, LLC as Investment Sub-Adviser for the JNL/Credit Suisse Commodity Securities Fund (which will be subsequently renamed the JNL/BlackRock Commodity Securities Fund).

Whereas, pursuant to the Sub-Adviser replacements outlined above, the parties wish to amend Schedule A of the Agreement to remove the JNL/Credit Suisse Long/Short Fund and the JNL/Credit Suisse Commodity Securities Fund, and to add the JNL/Goldman Sachs U.S. Equity Flex Fund and the JNL/BlackRock Commodity Securities Fund.

Whereas, the parties also wish to amend Schedule A of the Agreement to add the following new fund to the Trust: JNL/BlackRock Global Allocation Fund.

Now Therefore, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Trust and the Advisor agree as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated October 11, 2010, attached hereto.
2.	This Amendment may be executed in two or more counterparts, which together shall constitute one document.

In Witness Whereof, the parties have caused this instrument to be executed as of the day and year first above written.

Attest:	JNL Series Trust

By: /s/ Kristen K. Leeman	By: /s/ Susan S. Rhee
Kristen K. Leeman	Name: Susan S. Rhee
Title: Vice President, Counsel, and Secretary

Attest:	Jackson National Asset Management, LLC
By: /s/ Kristen K. Leeman
Kristen K. Leeman	By: /s/ Mark D. Nerud
Name: Mark D. Nerud
Title: President and CEO

Schedule A
October 11, 2010

Funds
JNL/American Funds Blue Chip Income and Growth Fund
JNL/American Funds Global Bond Fund
JNL/American Funds Global Small Capitalization Fund
JNL/American Funds Growth-Income Fund
JNL/American Funds International Fund
JNL/American Funds New World Fund
JNL/BlackRock Commodity Securities Fund
JNL/BlackRock Global Allocation Fund
JNL/Capital Guardian U.S. Growth Equity Fund
JNL/Capital Guardian Global Diversified Research Fund
JNL/Capital Guardian Global Balanced Fund
JNL/Eagle Core Equity Fund
JNL/Eagle SmallCap Equity Fund
JNL/Franklin Templeton Founding Strategy Fund
JNL/Franklin Templeton Global Growth Fund
JNL/Franklin Templeton Income Fund
JNL/Franklin Templeton International Small Cap Growth Fund
JNL/Franklin Templeton Mutual Shares Fund
JNL/Franklin Templeton Small Cap Value Fund
JNL/Goldman Sachs Core Plus Bond Fund
JNL/Goldman Sachs Emerging Markets Debt Fund
JNL/Goldman Sachs Mid Cap Value Fund
JNL/Goldman Sachs U.S. Equity Flex Fund
JNL Institutional Alt 20 Fund
JNL Institutional Alt 35 Fund
JNL Institutional Alt 50 Fund
JNL Institutional Alt 65 Fund
JNL/Invesco International Growth Fund
JNL/Invesco Large Cap Growth Fund
JNL/Invesco Global Real Estate Fund
JNL/Invesco Small Cap Growth Fund
JNL/Ivy Asset Strategy Fund
JNL/JPMorgan International Value Fund
JNL/JPMorgan MidCap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/Lazard Emerging Markets Fund
JNL/Lazard Mid Cap Equity Fund
JNL/M&G Global Basics Fund
JNL/M&G Global Leaders Fund
JNL/Mellon Capital Management Bond Index Fund
JNL/Mellon Capital Management Global Alpha Fund
JNL/Mellon Capital Management European 30 Fund
JNL/Mellon Capital Management Index 5 Fund
JNL/Mellon Capital Management International Index Fund
JNL/Mellon Capital Management Pacific Rim 30 Fund
JNL/Mellon Capital Management Small Cap Index Fund
JNL/Mellon Capital Management 10 x 10 Fund
JNL/Mellon Capital Management S&P 500 Index Fund
JNL/Mellon Capital Management S&P 400 MidCap Index Fund
JNL/Oppenheimer Global Growth Fund
JNL/PAM Asia ex-Japan Fund
JNL/PAM China-India Fund
JNL/PIMCO Real Return Fund
JNL/PIMCO Total Return Bond Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Mid Cap Value Fund
JNL/PPM America Small Cap Value Fund
JNL/PPM America Value Equity Fund
JNL/Red Rocks Listed Private Equity Fund
JNL/Select Balanced Fund
JNL/Select Money Market Fund
JNL/Select Value Fund
JNL/Select Value Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price Value Fund
JNL/S&P Managed Growth Fund
JNL/S&P Managed Conservative Fund
JNL/S&P Managed Moderate Growth Fund
JNL/S&P Managed Moderate Fund
JNL/S&P Managed Aggressive Growth Fund
JNL/S&P Disciplined Moderate Fund
JNL/S&P Disciplined Moderate Growth Fund
JNL/S&P Disciplined Growth Fund
JNL/S&P Competitive Advantage Fund
JNL/S&P Dividend Income & Growth Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Total Yield Fund
JNL/S&P 4 Fund